Exhibit 99.1

Contact:

Larry Lenig or Len Goldstein

713-881-8900

SEITEL ANNOUNCES THIRD QUARTER AND NINE MONTH 2003 RESULTS

HOUSTON, November 14, 2003 - Seitel, Inc. (OTCBB: SEIEQ; TSE: OSL) ("Seitel" or the "Company") today reported revenues for the nine months ended September 30, 2003 of $101.3 million compared with revenues of $120.2 million in the first nine months of 2002. For the third quarter ended September 30, 2003, revenue was $39.2 million compared to $50.6 million of revenue in last year's third quarter. Reported revenue in the 2002 periods benefited from high rates of data selections by clients. Partially offsetting the lower selections in the 2003 periods were increased revenue from new data acquisition.

Revenue for the quarter and nine-month periods consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Acquisition revenue	$7,747	$5,544	$24,428	$18,959
Licensing revenue
Cash licensing sales	19,246	21,357	57,560	46,361
Non-monetary exchanges	3,261	5,051	9,218	13,399
Deferral of revenue	(9,805)	(9,113)	(35,685)	(26,389)
Selections of data	17,403	26,974	42,433	66,327
Solutions and Other	1,347	791	3,342	1,562

Total	$39,199	$50,604	$101,296	$120,219

For the nine months ended September 30, 2003, the Company reported a net loss of $12.2 million, or $.48 per share, compared with a net loss of $94 million or $3.72 per share in the first nine months of the prior year. Results for both periods include certain adjustments, charges and costs. In the 2003 nine-month period, the Company recorded an impairment charge of $13.4 million to reduce the carrying value of its seismic data library. In addition, the 2003 nine month period includes expenses totaling $5.9 million incurred for professional and other fees related to the Company's restructuring efforts, including the Company's Chapter 11 filing on July 21, 2003 and $1.9 million for costs related to litigation. Partially offsetting a portion of these expenses in 2003 were gains of $681,000 relating to the settlement of certain liabilities at less than their carrying value, $3.4 million due to a strengthening of the Canadian dollar and a reduction of $2.0 million in liabilities associated with certain litigation that was settled in 2003 for amounts less than previously accrued. The 2002 nine-month period included costs of $9.5 million for charges related to compensation accrued or paid to and allowances for the collection of notes receivable from certain former executives and $7.8 million for professional fees related to the Company's restructuring efforts and costs related to litigation. In addition, the 2002 nine month period includes impairment charges of $25.7 million relating to the carrying value of the Company's seismic data library, a loss of $60.2 million relating to the discontinued oil and gas business of the Company, and a charge of $17.2 million ($11.2 million, net of tax) relating to the cumulative effect of a change in accounting policy for amortizing its seismic data library.

For the quarter ended September 30, 2003, the Company reported a net loss of $10.9 million, or $.43 per share, compared with net income of $3.2 million or $.13 per share in the third quarter of 2002. Results for both periods include certain adjustments, charges and costs. In the 2003 quarterly period, the Company recorded an impairment charge of $13.4 million to reduce the carrying value of the Company's seismic data library and incurred expenses totaling $1.7 million for professional and other fees related to the Company's restructuring efforts and the Company's Chapter 11 filing on July 21, 2003. Partially offsetting these charges and expenses in the 2003 third quarter was $300,000 due to a strengthening of the Canadian dollar. The 2002 three-month period included $4.6 million of costs for professional fees related to the Company's restructuring efforts and costs related to litigation, $600,000 of losses related to the weakening of the Canadian dollar, and a loss of $1.5 million relating to the discontinued oil and gas business of the Company.

As noted above, during the period ended September 30, 2003, the Company recorded a $13.4 million impairment charge to reduce the carrying value of its seismic data library. Based on industry conditions and the recent level of cash sales for certain of its library components, the Company revised its estimate of future cash flows for these library components. As a result, the Company determined that the revised estimate of future cash flows would not be sufficient to recover the carrying value of these certain library components, and accordingly, the Company estimated the fair value of such library components by discounting their estimated future cash flows. The resulting difference between the estimated fair value and the carrying value was recorded as an impairment charge.

As previously reported, Seitel and 30 of its United States based subsidiaries filed for Chapter 11 bankruptcy protection in the District of Delaware on July 21, 2003. As a result of these filings, Seitel and its 30 United States based subsidiaries are debtors-in-possession under Chapter 11 of the Bankruptcy Code. As debtors-in-possession, the Company and these subsidiaries have continued to operate their business in the ordinary and normal course. Also, as previously disclosed, the Company's Canadian subsidiaries are not debtors in the bankruptcy cases, and the bankruptcy filing does not impact any operations or creditors of Seitel's Canadian subsidiaries.

The voting period on the Company's previously filed plan of reorganization ended on November 13, 2003. Based on preliminary and unaudited information, all classes of creditors have voted to accept the plan, however securities action plaintiffs have voted to reject, and holders of equity interests are predicted based upon current tallies to have voted to reject, the plan. A confirmation hearing on the Company's plan of reorganization is scheduled to begin on November 17, 2003 and is expected to be continued on December 3, 2003. Until such time as the Bankruptcy Court makes a determination regarding confirmation of the plan, it is not possible to predict whether or not the plan will be confirmed or to predict the ultimate treatment that will be accorded to the Company's existing shareholders or to holders of claims or to the securities class action plaintiffs. All documents in the Company's Chapter 11 cases, including plans of reorganization proposed in the Chapter 11 cases, are publicly filed with the Bankruptcy Court for the District of Delaware.

Seitel markets its proprietary seismic information/technology to more than 400 petroleum companies, licensing data from its library and creating new seismic surveys under multi-client projects.

Information Regarding Forward Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements contained in this release about Seitel's future outlook, prospects and plans, including those that express belief, expectation, estimates or intentions, as well as those that are not statements of historical fact, are forward looking. The words "proposed", "anticipates", "anticipated", "will", "would", "should", "estimates" and similar expressions are intended to identify forward-looking statements. Forward looking statements represent Seitel's reasonable belief and are based on Seitel's current expectations and assumptions with respect to future events. While Seitel believes its expectations and assumptions are reasonable, they involve risks and uncertainties beyond Seitel's control that could cause the actual results or outcome to differ materially from the expected results or outcome. Such factors include the ability of the Company to continue as a going concern; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the impact of litigation on the Company and in any distribution to creditors or equity holders of the Company; the delay or inability of the Company to complete and/or consummate its proposed plan of reorganization; risks associated with third parties seeking and obtaining court approval to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Company's Chapter 11 case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations and other risks associated with operating a business in Chapter 11; any significant change in the oil and gas industry or the economy generally; changes in the exploration budgets of the Company's seismic data and related services customers; actual customer demand for the Company's seismic data and related services; the timing and extent of changes in commodity prices for natural gas; crude oil and condensate and natural gas liquids and conditions in the capital markets and equity markets during the periods covered by the forward looking statements; the effect on our reported operating results and stock price as a result of the Company's restatement of financial statements; the results or settlement of litigation regarding the Company or its assets; the Company's non-compliance with its debt covenants; adverse actions which may be taken by the Company's creditors; the level of the Company's cash generated from operations; the Company's ability to obtain alternative debt or equity financing on satisfactory terms if internally generated funds are insufficient to fund its capital needs and the lack of any strategic disposition, acquisition or joint venture involving the Company's businesses and assets; and other risks and uncertainties identified from time to time in the Company's reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, copies of which may be obtained form the Company without charge. These forward-looking statements speak only as of the date hereof and Seitel disclaims any duty to update these statements other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. As a result, no assurance can be given as to what values, if any, ultimately will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

FINANCIAL TABLES ON FOLLOWING PAGES

SEITEL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	(Unaudited)
	September 30,	December 31,
	2003	2002

ASSETS

Cash and equivalents	$45,739	$21,517
Restricted cash	350	4,469
Receivables
Trade, net of allowance	32,976	34,536
Notes and other	460	14,372
Net seismic data library	259,461	284,396
Net other property and equipment	16,749	19,789
Oil and gas operations held for sale	291	656
Investment in marketable securities	74	5
Deferred income taxes	8,123	11,322
Prepaid expenses, deferred charges and other assets	7,122	7,074

TOTAL ASSETS	$371,345	$398,136

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities not subject to compromise:
Accounts payable and accrued liabilities	$11,666	$31,391
Income taxes payable	416	916
Oil and gas operations held for sale	35	94
Debt
Unsecured Notes	-	255,000
Term loans	5,910	8,622
Obligations under capital leases	6,846	8,439
Financial guaranty	-	554
Deferred revenue	50,540	56,084
Liabilities subject to compromise	267,598	-

TOTAL LIABILITIES	343,011	361,100

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Preferred stock, par value $.01 per share; authorized
5,000,000 shares; none issued	-	-
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued and outstanding 25,811,601
at September 30, 2003 and December 31, 2002	258	258
Additional paid-in capital	166,630	166,630
Retained deficit	(133,946)	(121,793)
Treasury stock, 435,918 shares at cost at September 30,
2003 and December 31, 2002	(5,373)	(5,373)
Notes receivable from officers and employees	(169)	(1,178)
Accumulated other comprehensive income (loss)	934	(1,508)

TOTAL STOCKHOLDERS' EQUITY	28,334	37,036

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$371,345	$398,136

SEITEL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per share amounts)
	Three Months Ended September 30,
	2003	2002

REVENUE	$39,199	$50,604

EXPENSES:
Depreciation and amortization	23,470	23,344
Cost of sales	180	444
Selling, general and administrative expenses	6,694	14,912
Impairment of seismic data library	13,354	-

	43,698	38,700

INCOME (LOSS) FROM OPERATIONS	(4,499)	11,904

Interest expense, net	(4,945)	(4,855)
Loss on sale of security	-	(250)
Reorganization items	(1,675)	-

Income (loss) from continuing operations before
income taxes	(11,119)	6,799

Provision (benefit) for income taxes	(192)	2,130

Income (loss) from continuing operations	(10,927)	4,669

Income (loss) from discontinued operations (including
loss from disposal of $1,225 in 2002)	19	(1,490)

NET INCOME (LOSS)	$(10,908)	$3,179

Basic and diluted income (loss) per share:
Income (loss) from continuing operations	$(.43)	$.19
Loss from discontinued operations	-	(.06)

Net income (loss)	$(.43)	$.13

Weighted average number of common and common
equivalent shares - basic and diluted	25,376	25,376

SEITEL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended September 30,
	2003	2002

REVENUE	$101,296	$120,219

EXPENSES:
Depreciation and amortization	61,718	61,505
Cost of sales	510	674
Selling, general and administrative expenses	21,213	49,645
Impairment of seismic data library	13,354	25,696

	96,795	137,520

INCOME (LOSS) FROM OPERATIONS	4,501	(17,301)

Interest expense, net	(14,860)	(15,039)
Gain on extinguishment of liabilities	681	-
Loss on sale of security	-	(332)
Reorganization items	(1,675)	-

Loss from continuing operations before income taxes
and cumulative effect of change in accounting principle	(11,353)	(32,672)
Provision (benefit) for income taxes	621	(10,025)

Loss from continuing operations before cumulative
effect of change in accounting principle	(11,974)	(22,647)

Loss from discontinued operations (including loss
from disposal of $57,989 in 2002)	(179)	(60,201)

Cumulative effect of change in accounting principle, net of tax	-	(11,162)

NET LOSS	$(12,153)	$(94,010)

Basic and diluted loss per share:
Loss from continuing operations	$(.47)	$(.90)
Loss from discontinued operations	(.01)	(2.38)
Cumulative effect of accounting change	-	(.44)

Net loss	$(.48)	$(3.72)

Weighted average number of common and
common equivalent shares - basic and diluted	25,376	25,275

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